EXHIBIT 23
                                   ----------



                          Independent Auditors' Consent


To the Board of Directors and Stockholders
Standard Motor Products, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-103194, 333-79177 and 333-83339) and in the Registration
Statements on Form S-8 (Nos. 33-58655, 333-51565, 333-51619 and 333-59524) of
Standard Motor Products, Inc. of our report dated March 26, 2004, relating to the consolidated balance sheets of Standard Motor Products, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows and related schedule for each of the years in the three year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Standard Motor Products, Inc.

Our report dated March 26, 2004, refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.





                                                                 /s/ KPMG LLP
                                                                ---------------
New York, New York
March 30, 2004